EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 15, 1999 relating to the financial statements and schedules of TekInsight.Com, Inc. (formerly Tadeo Holdings, Inc.) and its Subsidiaries, which appear the Annual Report on Form 10-K of TekInsight.Com, Inc. for the year ended June 30, 2000 and which are incorporated by reference into the Joint Proxy Statement/Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 (registration no. 333-36044) of TekInsight.Com, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement on form S-8.



                                           /s/   FELDMAN SHERB & CO., P.C.
                                           --------------------------------

January 26, 2001
New York, New York